Allianz SE
Page 5
Allianz Technology International B.V.** Netherlands
Allianz Global Corporate & Specialty SE Germany
Allianz Foundation for North America California
Allianz Finance Corporation Delaware
Allianz Europe B.V. Netherlands
Allianz X GmbH Germany
Allianz Finanzbeteiligungs GmbH
74.78%
25.22%
Allianz Asset Management GmbH
Allianz X North America LLC Delaware
Allianz Asset Management of America Holdings Inc.
AGCS International Holding B.V. Netherlands
.001%
99.999%
Allianz Mexico, S.A. Compania De Seguros Mexico
Allianz of America, Inc Delaware
20% (Common)
100% (Non-Voting Preferred)
80% (Common)
66.7%
99.8%
0.1% Managing Member
Allianz Global Risks US Insurance Company Illinois
33.3%
Allianz Renewable Energy Partners of America LLC Delaware
Allianz Reinsurance America, Inc. California
Allianz Life Insurance Company of North America Minnesota
Allianz Asset Management of America LLC Delaware
0.1%
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Fireman's Fund Insurance Company Illinois
Page 2
100% (Voting Common)
Allianz Reinsurance Management Services, Inc. Delaware
Allianz Renewable Energy Partners of America 2 LLC Delaware
PFP Holdings, LLC Delaware
AZOA Services Corporation New York
Allianz Technology of America, Inc. Delaware
100% (Non-Voting Preferred)
Allianz Global Investors U.S. Holdings LLC Delaware
Allianz Capital Partners of America LLC Delaware
Allianz Global Investors U.S. LLC Delaware
P & C Insurance Company
Life Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

1

As of 12/31/2023

Allianz Global Risks US Insurance Company
Illinois
Allianz Underwriters Insurance Company
Illinois
Fireman's Fund Insurance Company
Illinois
1739908 Ontario, Inc.
Canada
Fireman's Fund Indemnity Corporation
New Jersey
AIM Underwriting Ltd.
Canada
Allianz Risk Consulting, LLC
California
Par Holdings, LTD
Bermuda
Allianz Aviation Managers, LLC
Delaware
AGCS Marine Insurance Company
Illinois
Allianz Risk Transfer (Bermuda) Limited
Bermuda
Allianz Risk Transfer, Inc.
New York
EF Solutions LLC
Delaware
American Automobile Insurance Company
Missouri
Chicago Insurance Company
Illinois
Interstate Fire & Casualty Company
Illinois
Fireman's Fund Financial Services, LLC
Delaware
National Surety Corporation
Illinois

P & C Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

2

As of 12/31/2023

Organization Chart Allianz Life Insurance Company of North America (Minnesota) AZL PF Allianz Allianz Life Allianz Investment Allianz Strategic Allianz Life Insurance Allianz Life Insurance Investment Financial Services, Yorktown Financial Investments, Management LLC Investments, LLC Company Company Management LLC Companies, Inc. Inc. (Minnesota) (Minnesota) of New York of Missouri (Minnesota) U.S. LLC (Minnesota) (Indiana) (New York) (Missouri) (Minnesota) Dresdner Kleinwort Questar Capital Pfandbriefe Corporation Investments II, Inc. (Minnesota) (Delaware) Allianz Fund Questar Investments,Inc. Agency,Inc. (Delaware) (Minnesota) Life Insurance Company Note: Subsidiary relationships are 100% owned except where indicated 3 As of 12/31/2023

Allianz



Allianz Asset Management GmbH [Munich]
Allianz of America, Inc. [Delaware]
PIMCO Europe GmbH [Munich]
PIMCO Prime Real Estate GmbH [Munich]
PIMCO Prime Real Estate Asia Pacific Pte. Ltd. [Singapore]
PIMCO Prime Real Estate Japan GK [Japan]
PIMCO Prime Real Estate (Shanghai) Co., Ltd. [Shanghai]
Allianz Asset Management U.S. Holding II LLC [Delaware]
0.1%
Allianz Asset Management of America Holdings Inc. [Delaware]
99.8%
0.1% Managing Member
Allianz Asset Management of America LLC [Delaware]
2.4%
88.7%
Units Not Held by Allianz Entities
8.9%
Pacific Investment Management Company LLC [Delaware]
99%
PIMCO Global Holdings LLC [Delaware]
1%
1%
99%
PIMCO Global Advisors LLC [Delaware]
PIMCO Canada Corp. [Nova Scotia]
PIMCO Latin America Administradora de Carteiras Ltda. [Brazil]
PIMCO Investments LLC [Delaware]
StocksPLUS Management Inc. [Delaware]
PIMCO Aurora LLC [Delaware]
PIMCO Global Advisors (Luxembourg) S.A. [Luxembourg]
PIMCO Prime Real Estate LLC [Delaware]
PGA Global Services LLC [Delaware]
PIMCO Global Advisors (Resources) LLC [Delaware]
PIMCO (Schweiz) GmbH [Switzerland]
PIMCO Australia Pty Limited [Australia]
PIMCO Australia Management Limited [Australia]
PIMCO Asia Pte Ltd [Singapore]
PIMCO Japan Ltd [BVI]
PIMCO Global Advisors (Ireland) Limited [Ireland]
PIMCO Europe Ltd [UK]
PIMCO Asia Limited [Hong Kong]
PIMCO Taiwan Limited [Taiwan (ROC)]
PIMCO Investment Management (Shanghai) Limited [Shanghai]

As of December 31, 2023
Excludes GP entities, funds and other investment vehicles
Subsidiary relationships are 100% owned except where indicated

4
As of 12/31/2023

Allianz SE
Munich, Germany
Allianz Holding France S.A.
Paris, France
Allianz Europe Ltd.
Amsterdam, Netherlands
Allianz Europe B.V.
Amsterdam, Netherlands
Euler Hermes Group
Paris, France**
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.
Milan, Italy
Euler Hermes North America Holding, Inc.
Owings Mills, Maryland, United States
Allianz Partners S.A.S.
Paris, France
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Euler Hermes North America Insurance Company
Owings Mills, Maryland, United States
Euler Hermes Services North America, LLC
Owings Mills, Maryland, United States
Euler Hermes Collections North America Company
Owings Mills, Maryland, United States
Euler Hermes Excess North America Company, LLC
Owings Mills, Maryland, United States

P & C Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

5

As of 12/31/2023

Allianz SE
Munich, Germany
100%*
Allianz Partners S.A.S.
Paris, France (Branch Office: Germany)
55%
AWP P&C S.A.
Paris, France
*
AZGA Service Canada Inc.
Canada
AWP USA Inc.
District of Columbia, USA
AZGA Insurance Agency Canada, Ltd.
Canada
Selectcare Worldwide Corporation
Canada
Jefferson Insurance Company
New York, USA
AGA Service Company
Virginia, USA
P & C Insurance Company

* Allianz Partners participations ~ 100%

*Note: Various Non-US Intermediaries are not shown*
*Note: Subsidiary relationships are 100% owned except where indicated*

6

As of 12/31/2023